FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2016

KEY LINK ASSETS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

216 South Jefferson, Suite LL1 Chicago, IL 60661
(Address of Principal Executive Offices)

(312) 965-9637
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On March 22, 2016, Key Link Assets Corp. (the “Company”) filed a Form 8-K to report the (i) approval by its Board of Directors of a forward stock split of the Company’s common stock, $0.0001 par value (the “Common Stock”) in which each one (1) share of the Company issued and outstanding Common Stock would be converted into four (4) validly issued, fully paid and non-assessable shares of Common Stock (“Stock Split”) and (ii) approval by the holders of a majority of the issued and outstanding Common Stock of the Company of the Stock Split and the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation to reflect the Stock Split.

On May 12, 2016, the Company filed the Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of Delaware to reflect the Stock Split.

On May 13, 2016, FINRA announced the Stock Split on its daily list, with a record date and payment date of the Stock Split effective as of May16, 2016, and an ex-dividend date of May 17, 2016.

On May 18, 2016, OTC Markets Group notified the Company that its securities were approved for the OTCQB Marketplace as of May 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016

KEY LINK ASSETS CORP.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer